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October 5, 2015

TravelCenters of America LLC

24601 Center Ridge Road

Westlake, Ohio 44145

Re:                             TravelCenters of America LLC

Registration Statement on Form S-3 (File No. 333-206711)

Ladies and Gentlemen:

We have acted as special counsel to TravelCenters of America LLC, a Delaware limited liability company (the “Company”), in connection with the public offering of $100,000,000 aggregate principal amount of the Company’s 8.00% Senior Notes due 2030 (the “Securities”) (or $115,000,000 aggregate principal amount if the Underwriters exercise their over-allotment option in full pursuant to the terms of the Underwriting Agreement (as defined below)), to be issued under the Indenture, dated as of January 15, 2013 (the “Base Indenture”), as supplemented and amended by the Third Supplemental Indenture, dated as of October 5, 2015 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and U.S. Bank National Association, as Trustee (the “Trustee”).  On September 30, 2015, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”), with Morgan Stanley & Co. LLC, Citigroup Global Markets Inc., RBC Capital Markets, LLC and UBS Securities LLC, as representatives of the several underwriters named therein (the “Underwriters”), relating to the sale by the Company to the Underwriters of the Securities.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”).

In rendering the opinion stated herein, we have examined and relied upon the following:

(a)                                 the registration statement on Form S-3 (File No. 333-206711) of the Company relating to the Securities and other securities of the Company filed with the Securities and

TravelCenters of America LLC

October 5, 2015

Exchange Commission (the “Commission”) on September 1, 2015 under the Securities Act, allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), and the Notice of Effectiveness of the Commission posted on its website declaring such registration statement effective on September 11, 2015 (such registration statement being hereinafter referred to as the “Registration Statement”);

(b)                                 an executed copy of a certificate of Mark R. Young, Executive Vice President and General Counsel of the Company, dated the date hereof (the “General Counsel’s Certificate”);

(c)                                  the global certificate evidencing the Securities (the “Note Certificate”) in the form delivered by the Company to the Trustee for authentication and delivery;

(d)                                 an executed copy of the Base Indenture;

(e)                                  an executed copy of the Supplemental Indenture;

(f)                                   a copy of the Company’s Certificate of Formation, certified by the Secretary of State of the State of Delaware as of September 30, 2015, and certified pursuant to the General Counsel’s Certificate;

(g)                                  a copy of the Company’s Amended and Restated Limited Liability Company Agreement, dated as of January 31, 2007, as amended June 15, 2007, November 9, 2009, January 25, 2010, May 13, 2010, February 21, 2013 and May 20, 2013 and in effect as of the date hereof, by and among Hospitality Properties Trust, a Maryland real estate investment trust, together with any other Persons (as defined therein) who after January 31, 2007 became Shareholders (as defined therein) in the Company as provided therein, certified pursuant to the General Counsel’s Certificate;

(h)                                 a copy of the Company’s Amended and Restated Bylaws, as amended and in effect as of the date hereof, certified pursuant to the General Counsel’s Certificate; and

(i)                                     copies of certain resolutions of the Board of Directors of the Company adopted on January 7, 2013, August 31, 2015 and September 22, 2015, and certain resolutions of the Pricing Committee thereof adopted on September 30, 2015, each certified pursuant to the General Counsel’s Certificate.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies and the authenticity of the

TravelCenters of America LLC

October 5, 2015

originals of such copies.  As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the Delaware Limited Liability Company Act (the “DLLCA”) and (ii) the laws of the State of New York and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”).  We do not express any opinion as to the effect of any non-Opined on Law on the opinion stated below.

The Indenture and the Note Certificate are referred to herein together as the “Transaction Agreements.”

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that, when the Note Certificate is duly authenticated by the Trustee and issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement and the Indenture, the Note Certificate will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms under the laws of the State of New York.

The opinion stated herein is subject to the following qualifications:

(a)                                 the opinion stated herein is limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b)                                 we do not express any opinion with respect to the effect on the opinions stated herein of (i) the compliance or non-compliance of any party to any of the Transaction Agreements with any laws, rules or regulations applicable to such party or (ii) the legal status or legal capacity of any party to any of the Transaction Agreements;

(c)                                  we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Agreements or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(d)                                 except to the extent expressly set forth in the opinion contained herein, each of the Transaction Agreements constitutes the valid and binding obligation of each party to the Transaction Agreement, enforceable against such party in accordance with its terms;

(e)                                  to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Agreement,

TravelCenters of America LLC

October 5, 2015

the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity or constitutionality; and

(f)                                   the Trustee’s certificate of authentication of the Note Certificate will have been manually signed by one of the Trustee’s authorized officers and the Note Certificate conforms to the specimen thereof examined by us.

In addition, in rendering the foregoing opinion we have assumed that neither the execution and delivery by the Company of the Transaction Agreements nor the consummation by the Company of the issuance and sale of the Securities contemplated thereby (i) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject, (ii) contravenes or will contravene any order or decree of any governmental authority to which the Company or its property is subject, (iii) violates or will violate any law, rule or regulation to which the Company or its property is subject or (iv) requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement.  We also hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.  The opinion stated herein is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP